Exhibit 99.4

ANSYS, Inc. and Apache Design Solutions, Inc. Frequently Asked Questions

June 30, 2011

TRANSACTION

Question 1: Who is ANSYS?

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers, designers, researchers and students across a broad spectrum of industries and academia. The company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ more than 1,700 people and distribute ANSYS products through a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

Question 2: Who is Apache?

Apache Design Solutions, Inc., is a leading provider of innovative power analysis and optimization software solutions that enable the design of power-efficient, high-performance, noise-immune integrated circuits, or ICs, and electronic systems. Its solutions consist of a suite of software tools and methodologies that enable design engineers to reduce power consumption, ensure reliable delivery of power to ICs and electronic system components, and mitigate power-induced signal interference, or noise. Headquartered in San Jose, California, U.S.A., with locations throughout the world, Apache and its subsidiaries employ approximately 275 people. Visit http://www.apache-da.com for more information.

Question 3: What are the principal terms of the transaction?

ANSYS has entered into a definitive agreement to acquire Apache for approximately $310 million in cash, which includes an estimated $29 million in cash on Apache’s balance sheet. ANSYS intends to fund the transaction with cash on-hand from the combined organization.

The agreement also includes retention provisions and incentives for key members of management and employees, earned over a three fiscal year period following closing, including an additional $13 million of performance equity awards.

Question 4: How was the purchase price determined?

ANSYS used several valuation methodologies (including discounted cash flow analysis and trading and transaction multiples, among others) to value Apache. Ultimately, the two companies developed a common understanding of relative value that was supported by a variety of financial and other analyses. ANSYS was advised by its financial advisor, BofA Merrill Lynch, that the purchase price is fair, from a financial point of view, to the stockholders of ANSYS.

Question 5: What is the strategic rationale for the ANSYS and Apache combination?

The acquisition of Apache adds the leading simulation software for low power, integrated circuit electronic design to ANSYS’ industry leading electromagnetic and thermal extraction software suites. This highly complementary software solution enhances the breadth and depth for chip, package and board system design, solving problems in the areas of electromagnetic interference (EMI), thermal stress and reliability, signal- and power-integrity. The combination also positions ANSYS as a leader in solving the complex engineering problems driven by the increasing proliferation of high-performance mobile devices, miniaturization and wireless connectivity of these devices. In addition, the combination brings together two companies with complementary cultures that are committed to technology leadership and innovation, and that have demonstrated track records of execution. Together, Apache’s and ANSYS’ software product suites, along with their services, are expected to give ANSYS one of the broadest independent engineering simulation software offerings in the industry with over 34,000 total customers, including 97 of the Fortune 100 industrial companies. The direct and indirect sales presences of the two companies are largely complementary and will provide an increased global presence for ANSYS. The combination joins two teams with deep industry expertise and world-class engineering talent. Approximately 15% of the combined company’s revenue is spent on research and development (R&D), and the combined entity will have more than 20 major development centers on three continents. Both companies share a focus on bottom-line performance and have strong revenue growth profiles.

Question 6: How will ANSYS account for the acquisition?

It will be accounted for as a business combination under ASC 805. The purchase price will be allocated to the fair value of Apache’s assets and liabilities, including its intangible assets. The excess of the purchase price over the net fair value of acquired assets and liabilities will be accounted for as goodwill. The transaction will result in future amortization expense associated with the acquired intangible assets. ANSYS also expects that acquired deferred revenue will be adjusted to a value that is below its carrying value on the date of acquisition. ANSYS will provide more detail on the acquisition accounting adjustments and their impact on ANSYS’ GAAP results when they become available.

Question 7: How will the transaction impact ANSYS stockholders and creditors?

The transaction is expected to be modestly accretive to non-GAAP earnings per share in the first full year of combined operations. ANSYS believes the combined business will maintain sufficient cash flow to continue to meet ANSYS’ existing debt obligations.

Question 8: Where can I obtain additional information about this transaction?

Additional information about this transaction can be found in public filings of ANSYS, including its current report on Form 8-K dated June 30, 2011, filed with the U.S. Securities and Exchange Commission at www.sec.gov, and in the “Investor Relations” section of ANSYS’ Web site at www.ansys.com. Any questions in this regard should be directed to Annette Arribas, ANSYS’ Investor Relations Officer, at annette.arribas@ansys.com.

INTEGRATION

Question 1: Who will lead the combined company?

Jim Cashman continues to serve as President and Chief Executive Officer of ANSYS, Inc. Dr. Andrew T. Yang, co-founder, Chief Executive Officer and Chairman of the Board for Apache will serve as President of the Apache subsidiary and will also serve on the ANSYS executive team as VP and General Manager.

Question 2: Who will be responsible for the integration of the two businesses?

As with past acquisitions, leaders from both companies will work collaboratively to plan and leverage each individual company’s strengths for the benefit of the combined organization.

Question 3: What is ANSYS’ integration experience?

ANSYS has acquired several companies since 2000, most notably ICEM CFD Engineering in 2000, CADOE in 2001, CFX in 2003, Century Dynamics and Harvard Thermal in 2005, Fluent in 2006 and Ansoft in 2008. Apache has also acquired companies as part of its growth strategy. Both ANSYS and Apache believe their past integration experiences, together with input from the management and employees of both companies, will provide for a smooth integration experience.

Question 4: How will the companies minimize disruptions across the businesses?

The leadership of both companies has emphasized growth, operational efficiencies and financial discipline as a significant part of their individual cultures. Business as usual means to continue growing the business while searching for the operational efficiencies that this combination makes possible. Communication with stakeholders will be a key component in maintaining continuity as the integration progresses.

FINANCIAL

Question 1: What are ANSYS and Apache revenues?

ANSYS revenue in 2010 was $580.2 million. Apache revenue in 2010 was $44.0 million.

Question 2: Which investment banks and legal firms were involved in the deal?

BofA Merrill Lynch acted as ANSYS’ financial advisor and ANSYS retained Goodwin Procter LLP as its legal advisor. Apache retained Deutsche Bank as its exclusive financial advisor and O’Melveny & Myers LLP (Menlo Park office) as its legal counsel.

PRODUCTS AND CUSTOMERS

Question 1: What are Apache’s key products?

Apache organizes its products into four broad platforms based on their application in the specific phase of the electronic system design process. These four product platforms span customers’ IC and electronic system design processes, providing them with comprehensive power budgeting, power delivery integrity, and power-induced noise analysis capabilities that they need to design and deliver their complex electronic products.

PowerArtist. This software platform, used on the resistor-transistor logic (RTL) description of an IC, helps design engineers meet their power budget requirements through power analysis, power reduction and design optimization early in the design cycle, when the flexibility to undertake design changes to increase the power efficiency of the IC is highest.

Totem. This software platform targets power budgeting and power delivery integrity analysis of memory components such as Flash and DRAM, input/output intellectual properties (IP) such as HDMI and DDR circuits, and analog IPs such as power management circuits.

RedHawk. This software platform is used for power budgeting, power delivery integrity, and power-induced noise analysis of digital logic circuits, system-on-a-chip designs, ASICs and microprocessor designs.

Sentinel. This software platform is used for power delivery integrity and power-induced noise analysis of an electronic system consisting of ICs, packages and printed circuit boards.

In addition to these four product platforms, Apache offers PathFinder, a simulation-based electrostatic discharge (ESD) event analysis solution. An ESD event results from the creation and discharge of a large amount of electrical energy. When this electrical energy is transferred to or from an IC, it severely impacts the critical wiring and logic circuitry of the IC. PathFinder analyzes ESD events for an entire IC, highlighting weaknesses in the design that can make it susceptible to failure from an ESD event. It operates with Apache’s RedHawk and Totem platforms to perform ESD-related verification for digital and analog designs.

Question 2: How do ANSYS, Apache and their customers complement each other?

Apache brings the industry leading, low power IC design solution where ANSYS provides the industry leading extraction software for electronic packages and boards. ANSYS expects that the cross-pollination of field solver expertise within development groups will further deepen its technology lead for solving cutting edge engineering problems. ANSYS and Apache have many common customers who are using software from both companies for solving a multitude of electronic design challenges. In keeping with our near term plans to continue to conduct business as usual, customers will continue to select the products they need based on the merits of the product performance against the customer’s application. These technologies will be fully supported and will continue to be enhanced through R&D investment. The ANSYS strategy of Simulation Driven Product Development™ is built upon four cornerstones, one of which is Advanced Technology. Going forward, the combined company will deliver world class customer-driven solutions that fully exploit the technical excellence of both companies while driving innovation in the 21st century!

Question 3: How do ANSYS’ and Apache’s products complement each other?

These highly complementary software solutions enhance the technological depth and breadth of our solutions for chip, package and board system design, particularly in the areas of electromagnetic interference (EMI), thermal stress and reliability, signal integrity and power integrity. For example, a mobile phone designer architecting the amount of memory (RAM) a new product offers can use Apache’s PowerArtist and RedHawk products to create functional designs that optimize power delivery to maximize battery life as well as leverage ANSYS’ thermal and electromagnetic field solvers (HFSS, SIwave, Q3D Extractor, and Icepak) for the optimization of the electronic package, board and system, and DesignerSI/RF to predict system level EMI.

Question 4: How will this affect Apache and ANSYS customers?

We believe this combination is a very positive event for our customers as it will allow us to offer broader, best-in-class solutions. The acquisition of Apache furthers extends ANSYS’ technological leadership as a global innovator of simulation software and technologies designed to optimize product development. In addition, the combination brings together two companies with a shared vision, complementary cultures that are committed to innovation and demonstrated track records of execution. Together, Apache’s and ANSYS’ software suites will give ANSYS one of the deepest and most complete electronic simulation solutions for chip, package and board system design, totaling over 34,000 customers, including 97 of the Fortune 100 industrial companies.

Question 5: What happens to the Apache and ANSYS brands?

The products and services of each company will retain their brand names.

Question 6: How does Apache fit into the overall structure at ANSYS?

Apache will be a wholly-owned subsidiary of ANSYS.

Forward Looking Information

Certain statements contained in this communication regarding matters that are not historical facts, including statements regarding the parties’ ability to consummate the proposed transaction and timing thereof, expectations that the proposed acquisition, if completed, should be modestly accretive to non-GAAP earnings per share in the first full year of combined operations and expectations regarding an increase in non-GAAP combined revenue growth and a continuation of solid non-GAAP operating margins and cash flows from operations following the close of this transaction, statements regarding the complementary and efficient integration of ANSYS and Apache and their ability to minimize disruptions, from the transaction, across the businesses, and statements regarding the impact of the pending acquisition, the combined company’s ability to accelerate development and delivery of new, innovative, world class and customer-driven engineering simulation products and solutions to the marketplace, to lower design and engineering costs for customers and to drive energy-efficient electronic product development and the ability of the combined company to lead the evolution and innovation of engineering simulation in the 21st century, and the impact of the transaction on employees and our operational plans, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this Frequently Asked Questions are subject to risks and uncertainties. These include the risk that the acquisition of Apache may not be consummated, the risk that the businesses of ANSYS and Apache may not be combined successfully or that such combination may take longer or cost more to accomplish than expected, and the risk that operating costs, customer loss and business disruption following the acquisition of Apache may be greater than expected. Additional risks include the risk of a general economic downturn in one or more of the combined company’s primary geographic regions, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for the combined company’s products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that the combined company’s operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, risks that enhancements to the combined company’s products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, disruption from the transaction making it more difficult to maintain relationships with customers and employees and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the U.S. Securities and Exchange Commission, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents ANSYS has filed. ANSYS and Apache undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.